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                                                                    EXHIBIT 99.2


                       JOINT CEO/CFO CERTIFICATE REQUIRED
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Each of the undersigned, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Fortune Brands, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


Dated:  May 15, 2003


                                                 /s/ Norman H. Wesley
                                                 -------------------------
                                                 Normal H. Wesley
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                                 /s/ C. P. Omtvedt
                                                 -------------------------
                                                 C. P. Omtvedt
                                                 Senior Vice President and
                                                 Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Fortune Brands, Inc. and will be retained by Fortune Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.







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